As filed with the Securities and Exchange Commission on June 17, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

APPLIED BLOCKCHAIN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4863690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100,
Dallas, Texas 75219
(Address of Principal Executive Offices)
2022 Incentive Plan
2022 Non-Employee Director Stock Plan
(Full Title of the Plan)

Wesley Cummins
Chief Executive Officer
Applied Blockchain, Inc.
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
(Name and Address of Agent for Service)

(214) 427-1704
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Carol W. Sherman, Esq.
Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, New York 10007
(212) 808-7800
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
    The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) will be sent or given to participants in the 2022 Incentive Plan (the “Incentive Plan”) or the 2022 Non-Employee Director Stock Plan (the “Director Plan”), as applicable, of Applied Blockchain, Inc., a Nevada corporation (the “Company”), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2022;
our Current Report on Form 8-K filed with the SEC on April 13, 2022;
our Current Report on Form 8-K filed with the SEC on April 18, 2022;
our Current Report on Form 8-K filed with the SEC on June 8, 2022;
our Current Report on Form 8-K filed with the SEC on June 14, 2022;
Final Prospectus under Rule 424(b)(4) of the Securities Act of 1933 (File No. 333-261278), filed with the SEC on April 13, 2022;
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-31968), filed with the SEC under Section 12(b) of the Exchange Act on April 11, 2022; and
all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Applied Blockchain, Inc., 3811 Turtle Creek Blvd., Suite 2100, Dallas, TX 75219, Attention: General Counsel, Telephone (214) 427-1704.

Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Limitation of Liability and Indemnification Matters
    Neither our second amended and restated articles of incorporation, nor our amended and restated bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
    NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
    NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
    NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.
    Our bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.
Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Snell & Wilmer LLP.
10.1	Applied Blockchain, Inc. 2022 Incentive Plan.
10.2	Form of Restricted Stock Award Agreement (Employees).
10.3	Form of Restricted Stock Unit Award Agreement (Employees).
10.4	Form of Restricted Stock Unit Award Agreement (Consultants).
10.5	Applied Blockchain, Inc. 2022 Non-Employee Director Stock Plan.
10.6	Form of Restricted Stock Award Agreement (Directors).
23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5.1).
23.2	Consent of Marcum LLP
24	Powers of Attorney (included on the signature page hereof).
107	Filing Fee Table

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 17th day of June, 2022.

APPLIED BLOCKCHAIN, INC.
By:	/s/ Wes Cummins
Wes Cummins

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Wes Cummins and David Rench, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

4853-6169-1934v.8

Signature(s)	Title(s)	Date
/s/ Wes Cummins	Chief Executive Officer, President, Secretary, Treasurer	June 17, 2022
Wes Cummins	(Principal Executive Officer)
/s/ David Rench	Chief Financial Officer	June 17, 2022
David Rench	(Principal Financial and Accounting Officer)
/s/ Chuck Hastings	Director	June 17, 2022
Chuck Hastings
/s/ Kelli McDonald	Director	June 17, 2022
Kelli McDonald
/s/ Douglas Miller	Director	June 17, 2022
Douglas Miller
/s/ Virginia Moore	Director	June 17, 2022
Virginia Moore
/s/ Richard Nottenberg	Director	June 17, 2022
Richard Nottenberg
/s/ Jason Zhang	Director	June 17, 2022
Jason Zhang

4853-6169-1934v.8